SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No. [ ])

[X] Filed by the Registrant

[ ] Filed by a Party other than the Registrant


Check the Appropriate Box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or
     Sec. 240.14a-12


                             MID PENN BANCORP, INC.
                -------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



                ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement if
                           other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No filing fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
O-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)   Amount Previously paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                 March 26, 1999


Dear Shareholders:

     It is my pleasure to invite you to attend the 1999 Annual Meeting of Shareholders of Mid Penn Bancorp, Inc. to be held on Tuesday, April 27, 1999, at 10:00 a.m., prevailing time. The Annual Meeting this year will be held at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania 17061.

     The Notice of the Annual Meeting and the proxy statement on the following pages address the formal business of the meeting. The formal business schedule includes the election of 4 Class A Directors and the ratification of the selection of the independent auditors for 1999. At the meeting, members of the corporation's management will review the corporation's operations during the past year and will be available to respond to questions.

     We strongly encourage you to vote your shares, whether or not you plan to attend the meeting. It is very important that you sign, date and return the accompanying proxy as soon as possible in the postage prepaid envelope. If you do attend the meeting and wish to vote in person, you must give written notice thereof to the Secretary of the corporation so that your proxy will be superseded by any ballot that you submit at the meeting.

                                         Sincerely,



                                         Eugene F. Shaffer
                                         Chairman of the Board,
                                         President and Chief Executive Officer

                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 1999
                        --------------------------------


TO THE SHAREHOLDERS OF MID PENN BANCORP, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of Mid Penn Bancorp, Inc. will be held at 10:00 a.m., prevailing time, on Tuesday, April 27, 1999, at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania 17061, for the following purposes:


1. To elect 4 Class A Directors to serve for a 3 year term and until their successors are elected and qualified;

2. To ratify the selection of Parente, Randolph, Orlando, Carey & Associates, Certified Public Accountants, of Wilkes-Barre, Pennsylvania, as the independent auditors for the corporation for the year ending December 31, 1999; and

3. To transact any other business that may properly come before the annual meeting and any adjournment or postponement of the meeting.


     In accordance with the Bylaws of the corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 19, 1999, will be entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

     We enclose a copy of the corporation's Annual Report to Shareholders for the fiscal year ended December 31, 1998. You may obtain a copy of the corporation's Annual Report to Shareholders for the 1997 fiscal year, at no cost, by contacting Eugene F. Shaffer, Chairman of the Board, President and Chief Executive Officer, 349 Union Street, Millersburg, Pennsylvania 17061, telephone: (717) 692-2133.

     We urge you to mark, sign, date and promptly return your proxy in the enclosed envelope so that you may vote your shares and in order that we may assure the presence of a quorum. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the corporation in reducing the expense of additional proxy solicitation. Giving your proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the corporation.

                                 By Order of the Board of Directors,



                                 Eugene F. Shaffer
                                 Chairman of the Board,
                                 President and Chief Executive Officer



March 26, 1999
























                            Your vote is important.
     To vote your shares, please sign, date and complete the enclosed proxy and mail it promptly in the enclosed, postage-paid return envelope.

                             MID PENN BANCORP, INC.
                                349 UNION STREET
                              MILLERSBURG, PA 17061



                               Trading Symbol: MBP








                                 PROXY STATEMENT

                       1999 ANNUAL MEETING OF SHAREHOLDERS

                          To be held on April 27, 1999














                Mailed to Shareholders on or about March 26, 1999

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Q:   WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on March 19, 1999 (the Voting Record Date) are entitled to vote and each share of common stock is entitled to one vote.

Q:   HOW DO I VOTE?

A: There are two methods. You may vote by completing and mailing your proxy or by attending the meeting and voting in person. (See page 3 for more details.)

Q:   HOW DOES DISCRETIONARY AUTHORITY APPLY?

A: If you sign your proxy but do not make any selections, you give authority to Roberta A. Hoffman, Randall L. Klinger and Patricia A. Walter, as proxy holders, to vote on the two proposals and any other matter that may arise at the meeting.

Q:   IS MY VOTE CONFIDENTIAL?

A: Yes. Only the Judges of Elections and the proxy holders have access to your proxy. All comments remain confidential unless you ask that your name be disclosed.

Q:   WHO WILL COUNT THE VOTES

A: Kathy I. Bordner, Kevin W. Laudenslager and Larry L. Novinger will tabulate the votes and act as Judges of Elections.

Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY ?

A: Your shares are probably registered differently or are in more than one account. Sign and return all proxies to ensure that all your shares are voted. Then, if you have all of your accounts registered in the same name and address, you should receive one proxy in future years. You may arrange to have your shares registered in the same name and address by contacting Norwest Shareowner Services at (800) 468-9716.

Q:   WHAT CONSTITUTES A QUORUM?

A: At March 19, 1999, the corporation had 2,892,930 shares of common stock issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of business at the meeting. If you vote by proxy or in person, we consider your shares as a part of the quorum.

Q:   WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A: Approximately 18.7% of our common stock, at February 19, 1999. (See page 16 for more details.)

Q:   WHEN ARE THE 2000 SHAREHOLDER PROPOSALS DUE?

A: As a shareholder, you must submit your proposal in writing by November 30, 1999, to Cindy L. Wetzel, Secretary, Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061.

                                Table of Contents


Proxy Statement                                                            Page
     General Information............................... .....................1
     Date, Time and Place of Annual Meeting........... ......................1
          o Description of Mid Penn Bancorp, Inc.............................1
     Voting Procedures..............................  .......................1
          o Solicitation and Voting of Proxies..... .........................1
          o Quorum and Vote Required for Approval. ..........................2
          o Revocability of Proxy............................................3
          o Methods of Voting................................................3

Board of Directors and Executive Officers....................................4
     Governance..............................................................4
     Directors of Mid Penn Bancorp, Inc    ..................................4
     Executive Officers of Mid Penn Bancorp, Inc    .........................4
     Executive Officers of Mid Penn Bank    .................................5
     Committees and Meetings of the Corporation's Board of Directors.........6
     Committees and Meetings of the Board of Directors of Mid Penn Bank......6
     Qualifications and Nomination of Directors..............................7
     Compensation of the Board of Directors..................................9

Salary & Personnel Committee Report on Executive Compensation...............11
     Chief Executive Officer Compensation...................................11
     Executive Officers.....................................................12
     Compensation of Officers and Directors.................................12
     Profit Sharing Retirement Plan.........................................13
     Employee Stock Ownership Plan..........................................14
     Certain Relationships and Related Transactions.........................15

Beneficial Ownership of Mid Penn Bancorp's Stock Held by
     Principal Shareholders and Management..................................15
     Principal Shareholders.................................................15
     Share Ownership by the Directors, Officers and Nominees................16
     Compliance With Section 16(a) Reporting ...............................17

Shareholder Return Performance Graph........................................18

Proposals...................................................................19
     Election of Class A Directors..........................................19
     Ratification of Selection of Independent Auditors......................19

Compensation Committee Interlocks And Insider Participation.................20

Shareholder Proposals for 2000 Annual Meeting...............................20

Other Matters That May Come Before the Annual Meeting.......................20

                                 PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                             MID PENN BANCORP, INC.
                          TO BE HELD ON APRIL 27, 1999


                               GENERAL INFORMATION

Date, Time and Place of Annual Meeting

     Mid Penn Bancorp, Inc., a Pennsylvania business corporation and registered bank holding company, furnishes this proxy statement in connection with the Board of Directors solicitation of proxies to be voted at the Annual Meeting of Shareholders. The annual meeting will be held at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania 17061, on Tuesday, April 27, 1999, at 10:00 a.m. The corporation's principal executive office is located at 349 Union Street, Millersburg, Pennsylvania 17061; the telephone number is (717) 692-2133. All inquiries should be directed to Eugene F. Shaffer, Chairman of the Board, President and Chief Executive Officer of Mid Penn Bancorp, Inc.

Description of Mid Penn Bancorp, Inc.

     Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061, became a bank holding company under Pennsylvania law, on December 31, 1991. Mid Penn Bank is a wholly-owned subsidiary Pennsylvania chartered commercial bank.

     We are mailing a copy of the corporation's Annual Report to Shareholders for the fiscal year ended December 31, 1998, with this proxy statement. You may obtain a copy of the corporation's Annual Report to Shareholders for the 1997 fiscal year at no cost by contacting Eugene F. Shaffer, Chairman of the Board, President and Chief Executive Officer, 349 Union Street, Millersburg, Pennsylvania 17061, telephone (717) 692-2133.

     We have not authorized anyone to provide you with information on the corporation. You should rely only on the information contained in this document or on information to which we refer. Although we believe we have provided you with all the information you need to vote, events may occur at Mid Penn Bancorp, Inc. subsequent to printing this proxy statement that might affect your decision or the value of your stock.


                                VOTING PROCEDURES

Solicitation and Voting of Proxies

     The Board of Directors solicits this proxy for use at the corporation's 1999 Annual Meeting of Shareholders. The corporation's directors, officers and other employees may solicit proxies in person or by telephone, facsimile, telegraph or mail, but only for use at the annual meeting. Mid Penn will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the corporation sends to shareholders. Mid Penn will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the owners of stock held by these persons. Mid Penn will reimburse these persons for their reasonable forwarding expenses.

     Only shareholders of record as of the close of business on March 19, 1999 may vote at the annual meeting. Mid Penn records show that, as of the voting record date, 2,892,930 shares of common stock were outstanding. On all matters to come before the annual meeting, shareholders may cast one vote for each share held. Cumulative voting rights do not exist with respect to the election of directors. See "Principal Shareholders" on page 15 for a list of the persons known by the corporation to be beneficial owners of 5% or more of Mid Penn common stock.

     By properly completing a proxy, a shareholder appoints Roberta A. Hoffman, Randall L. Klinger and Patricia A. Walter as proxy holders to vote shares as specified on the proxy. Proxy holders will vote any proxy not specifying to the contrary as follows:

     FOR the election of Gregory M. Kerwin, Warren A. Miller, Edwin D. Schlegel and Eugene F. Shaffer as Class A directors for 3 year terms expiring in 2002; and

     FOR the ratification of the selection of Parente, Randolph, Orlando, Carey & Associates, as the corporation's independent auditors for 1999.

     The Board of Directors proposes to mail this proxy statement to the shareholders on or about March 26, 1999.

Quorum and Vote Required For Approval

     In order to hold the annual meeting, a "quorum" of shareholders must be present. Under Pennsylvania law and the corporation's Bylaws, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. The proxy holders will count votes withheld and abstentions when determining the presence of a quorum for the particular matter. The proxy holders will not count broker non-votes when determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the candidates for director receiving the highest number of votes cast by shareholders will be elected. The proxy holders will not cast votes withheld or broker non-votes for the Board's nominees.

     Assuming the presence of a quorum, ratification of the selection of independent auditors requires the affirmative vote of a majority of all votes cast by shareholders. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

Revocability of Proxy

     Shareholders who sign proxies may revoke them at any time before they are voted by:

     o giving written notice of revocation to Cindy L. Wetzel, Secretary of Mid Penn Bancorp, Inc., at 349 Union Street, Millersburg, Pennsylvania 17061;

     o executing a later-dated proxy and giving written notice thereof to the Secretary of the corporation; or

     o voting in person after giving written notice to the Secretary of the corporation.

     You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please call Cindy L. Wetzel, at (717) 692-2133.

Methods of Voting

     Voting by Proxy

     o    Mark your selections.

     o Date your proxy and sign your name exactly as it appears on your proxy.

     o    Mail to the corporation in the enclosed, postage-paid envelope.

    Voting in Person

     o    Attend the annual meeting.

     o    Obtain a proxy.

     o    Mark your selections.

     o Date your proxy and sign your name exactly as it appears in Mid Penn's transfer books.

                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Governance

     Mid Penn's Board of Directors oversees all business, property, and affairs of the corporation. The Chairman and the corporation's officers keep the members of the Board informed of Mid Penn's business through discussions and by providing materials to the members. The members also keep themselves informed by attending Board meetings.

     During fiscal 1998, the Board of Directors of the corporation held 6 meetings. The Board of Directors of the Bank held 14 meetings during fiscal 1998.

Directors of Mid Penn Bancorp, Inc.

     The following table sets forth selected information about Mid Penn's directors.


                           Director             Class of           Age as of
Name                        Since               Director         March 31, 1999
----                        -----               --------         --------------

Jere M. Coxon                1991                  B                   56
Alan W. Dakey                1995                  B                   47
Earl R. Etzweiler            1991                  C                   65
Gregory M. Kerwin            1999                  A                   48
Charles F. Lebo              1991                  B                   65
Warren A. Miller             1991                  A                   66
William G. Nelson            1991                  C                   63
Donald E. Sauve              1999                  C                   57
Edwin D. Schlegel            1991                  A                   61
Eugene F. Shaffer            1991                  A                   63
Guy J. Snyder, Jr.           1991                  B                   61


Executive Officers of Mid Penn Bancorp, Inc.

     The following table sets forth selected information about Mid Penn's principal officers, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors.


                                                         Position Held
Name                       Position                          Since
----                       --------                          -----

Eugene F. Shaffer          Chairman                           1991
                           President &
                           Chief Executive Officer
Alan W. Dakey              Executive Vice President &         1995
                           Chief Operating Officer
Earl R. Etzweiler          Vice Chairman                      1991
Kevin W. Laudenslager      Treasurer                          1998
Cindy L. Wetzel            Secretary                          1991

                                    Age as of
Name                              March 31, 1999
----                              --------------
Eugene F. Shaffer                       63
Alan W. Dakey                           47
Earl R. Etzweiler                       65
Kevin W. Laudenslager                   35
Cindy L. Wetzel                         37


Executive Officers of Mid Penn Bank

     The following table sets forth selected information about the principal officers of Mid Penn Bank, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors.

                                                                 Position Held
Name                              Position                            Since
----                              --------                            -----

Eugene F. Shaffer                 Chairman of the Board               1976
Alan W. Dakey                     President and Chief                 1994
                                  Executive Officer
Robert M. Garst                   Senior Vice President               1998
                                  and Senior Commercial
                                  Loan Officer
Randall L. Klinger                Senior Vice President               1989
                                  and Senior Loan Officer             1986
Norman L. Houser                  Senior Vice President               1989
                                  and Business
                                  Development Officer
Allen J. Trawitz                  Executive Vice                      1998
                                  President
Dennis E. Spotts                  Vice President and                  1980
                                  EDP Manager                         1976
Larry L. Novinger                 Vice President and                  1997
                                  Operations Officer                  1986
Kevin W. Laudenslager             Vice President and                  1997
                                  Comptroller

                                           Employee           Age as of
Name                                         Since         March 31, 1999
----                                         -----         --------------

Eugene F. Shaffer                            1969                63
Alan W. Dakey                                1993                47

Robert M. Garst                              1998                41


Randall L. Klinger                           1974                50

Norman L. Houser                             1984                60


Allen J. Trawitz                             1998                52

Dennis E. Spotts                             1973                45

Larry L. Novinger                            1985                55

Kevin W. Laudenslager                        1985                35

Committees and Meetings of the Corporation's Board of Directors

     The Board of Directors of Mid Penn Bancorp, Inc. does not have committees. The entire Board meets to discuss Mid Penn's business.

Committees and Meetings of the Board of Directors of Mid Penn Bank

     During 1998, Mid Penn Bank's Board of Directors maintained 5 standing committees: Executive, Trust, Audit, Loan and Salary & Personnel. The function of each of these committees is described below.

     EXECUTIVE: Acts with limited powers on behalf of the Board whenever the Board is not in session. Meets only as needed.

     TRUST: Determines the policies and investments of the Trust Department and approves the acceptance of all fiduciary relationships and the closing out or the relinquishment of all fiduciary relationships. The Committee ratifies the acceptance, closing out, or relinquishment of fiduciary relationships by officers designated for that purpose.

     AUDIT: At least once a year, completes a review of the audit of the books and affairs of Mid Penn Bank, including the Trust Department, made by certified public accountants; upon completion of the audit, reviews the report and makes recommendations to the Board of Directors at its next regular meeting.

     LOAN: Determines if loans over the lending limit of the loan officers should be approved or rejected.

     SALARY & PERSONNEL: Reviews employee performance evaluations and makes salary recommendations to the Board of Directors.

                                                                    Salary &
                    Executive    Trust      Audit       Loan       Personnel
Jere M. Coxon                                 X           X            X
Alan W. Dakey           X          X                      X            X
Earl R. Etzweiler       X          X
Gregory M. Kerwin                                                      X
Charles F. Lebo         X                     X           X


                                        6


                                                                     Salary &
                     Executive    Trust      Audit       Loan       Personnel
Warren A. Miller                                           X
William G. Nelson        X          X                      X            X
Donald E. Sauve          X
Edwin D. Schlegel                   X          X
Eugene F. Shaffer        X          X                      X            X
Guy J. Snyder, Jr.                  X          X                        X
Meetings Held in 1998    0         12          4          23            2


Qualifications and Nomination of Directors

     The Corporation's Bylaws authorize the number of directors to be not less than 5 nor more than 25. The Bylaws also provide for 3 classes of directors with staggered 3 year terms of office. The Board of Directors nominated the 4 persons named below to serve as directors until the 2002 Annual Meeting of Shareholders or until their earlier death, resignation, or removal from office. The nominees are presently members of the Board of Directors and have consented to serve another term as a director if re-elected. If the nominees should be unavailable to serve for any reason, a majority of the Board of Directors then in office may select someone to fill the vacancy until the expiration of the term of the class of directors to which he is appointed.

     The Board of Directors is divided into 3 classes. Terms of the members of each class expire at successive annual meetings. Currently, Class A consists of 4 directors, Class B consists of 4 directors, and Class C consists of 3 directors. Shareholders will elect 4 Class A directors at this annual meeting to serve for a 3 year term.

     The proxy holders intend to vote proxies for the election of each of the 4 nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each nominee elected as a director will continue in office until his successor has been duly elected and qualified, or until his death, resignation or retirement.

     The Board of Directors is proposing the following nominees for election as Class A Directors at the annual meeting:

         o         Gregory M. Kerwin
         o         Warren A. Miller
         o         Edwin D. Schlegel
         o         Eugene F. Shaffer

     The principal occupation and certain other information regarding the nominees and other directors is set forth below. You will find information about the share ownership of the nominees and other directors on page 15.

Current Class A Directors (to serve until 1999)
         and
Nominees for Class A Directors (to serve until 2002)

     Gregory M. Kerwin Mr. Kerwin, age 48, has been a director since 1999. Mr. Kerwin is a senior partner with the firm of Kerwin & Kerwin, Attorneys at Law.

     Warren A. Miller Mr. Miller, age 66, has been a director since 1991. Mr. Miller is retired and previously served as Assistant Vice President of Mid Penn Bank.

     Edwin D. Schlegel Mr. Schlegel, age 61, has been a director since 1991. Mr. Schlegel is retired and previously served as Superintendent of the Millersburg Area School District.

     Eugene F. Shaffer Mr. Shaffer, age 63, has been Chairman, President and Chief Executive Officer of the corporation since 1991 and Chairman of the bank since 1976.


Board of Directors - Continuing as Directors

Class B Directors (to serve until 2000)

     Jere M. Coxon Mr. Coxon, age 56, has been a director since 1991. He is Executive Vice President of Penn Wood Products, Inc.

     Alan W. Dakey Mr. Dakey, age 47, has been a director since 1995. He also serves as Executive Vice President and Chief Operating Officer of the corporation and President and Chief Executive Officer of the bank.

     Charles F. Lebo Mr. Lebo, age 65, has been a director since 1991. He is a retired educator of the Pennsylvania Department of Education.

     Guy J. Snyder, Jr. Mr. Snyder, age 61, has been a director since 1991. He is President of Snyder Fuels, Inc.

Class C Directors (to serve until 2001)

     Earl R. Etzweiler Mr. Etzweiler, age 65, has served as director and Vice Chairman since 1991. He is the owner of Etzweiler & Associates, Attorneys at Law.

     William G. Nelson Mr. Nelson, age 63, has been a director since 1991. He is President of Hess Trucking Co., Inc.

     Donald E. Sauve Mr. Sauve, age 57, has been a director since 1999. He is a Consultant for Don's Food Market, Inc.

     The Board of Directors recommends that shareholders vote FOR the proposal to elect the nominees listed above as Class A directors of Mid Penn Bancorp, Inc.

Compensation of the Board of Directors

     During 1998, the directors of Mid Penn Bank received an annual fee of $7,000, except Mr. Shaffer, who received no fees in 1998, and Messrs. Kerwin and Sauve, who each received $3,500 in 1998, because they joined the Board of Directors in July. A bonus is payable to directors each year based upon whether the bank meets certain performance criteria, with respect to earnings and growth, as outlined in the bank's Performance Bonus Plan. Members of special committees receive $80 for each meeting attended if the meeting is held on a day other than that of the regularly scheduled Board meeting. Directors who are also officers employed by the bank are not paid for attending meetings of special committees. In 1998, Attorney Etzweiler also received fees of $28,975 for legal services rendered. In 1998, the Board of Directors received $106,285 in the aggregate, for all Board of Directors' meetings and committee meetings attended, and all fees paid to Directors.

     Directors received no remuneration for attendance at the meetings of the Board of Directors of the corporation.

     In May of 1995, the Board of Directors of Mid Penn Bank adopted a retirement bonus plan. The plan pays a retirement bonus to directors who voluntarily retire from service, or who have attained the mandatory retirement age. The retirement bonus is determined by multiplying the "base retirement bonus" for the member's position ($400 for the Chairman, $200 for all other directors) by the number of full years the member served. No portion of the payment under this plan is assignable. The plan contains an inflationary adjustment provision. Payments due under the plan are paid quarterly. Bruce C. Adams, Harvey J. Hummel and Charles R. Phillips received a total of $8,163 under this plan in 1998.

     Each of the directors attended at least 75% of the total number of Board of Directors meetings and committee meetings for the corporation and the bank during their tenure on the Board in 1998. Messrs. Gregory M. Kerwin and Donald
E. Sauve were appointed to the bank's Board in July 1998 and to the corporation's Board in February 1999, and attended every meeting since their appointment.

                          SALARY & PERSONNEL COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     Mid Penn Bank, the wholly-owned bank subsidiary of Mid Penn Bancorp, Inc., provides compensation to the employees of the bank and the corporation. The
Board of Directors, acting in the best interests of the corporation's shareholders, customers, and the communities it serves, is responsible for providing compensation to all employees based on the individual's contribution and personal performance. The compensation program is administered by the Salary & Personnel Committee. The committee strives to offer a fair and competitive compensation policy to govern executive officers' base salaries and incentive plans and to attract and maintain competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the corporation and of the bank, resulting in higher profitability, and increased dividends to the corporation's shareholders and appreciation in market value of the corporation's common stock.

     The compensation of the corporation's and bank's top executives is reviewed and approved annually by the Board of Directors upon the recommendations of the Salary and Personnel Committee. As a guideline for determining base salaries, the committee uses the Salary/Benefits Survey published by L.R. Webber Associates, Inc. This peer group of banks with assets ranging from $200 million to $299 million by region is different from the peer group used for the performance chart. The committee uses this peer group of banks because of common industry issues and competition for the same executive talent group.

     The committee does not deem Section 162(m) of the Internal Revenue Code to be applicable to the corporation at this time. The committee intends to monitor the future application of Section 162(m) to the compensation paid to its executive officers and, in the event that this section becomes applicable to the corporation, the committee intends to amend the corporation's and/or the bank's compensation plans to preserve deductibility of compensation payable thereunder.

Chief Executive Officer Compensation

     The Board of Directors determined the bank's Chief Executive Officer's 1998 compensation of $143,106 comprised of his annual cash salary and cash bonus, exclusive of director's fees and bonus, to be appropriate in light of the corporation's 1998 performance. The 1998 compensation represents the combined salary and bonus reported on the Summary Compensation Table. There is no direct correlation between the Chief Executive Officer's compensation and any specific performance criteria, nor is there any weight given by the committee to any specific individual criteria. The Chief Executive Officer's compensation is based on the committee's subjective determination after review of all information that it deems relevant.

Executive Officers

     The committee bases compensation increases to executive officers on subjective analysis of each individual's contribution to the corporation. The Board of Directors considers numerous factors in determining compensation increases including:

         o         the corporation's earnings;
         o         return on assets;
         o         return on equity;
         o         market share;
         o         total assets; and
         o         loans

Although performance and increases in compensation were measured by these factors, among others, there is no direct correlation between any specific criterion and an employee's compensation. The committee's analysis did not provide a specific weight to any criteria. The determination by the committee is subjective after review of all information deemed relevant.

     Individuals are reviewed annually on a calendar basis. Total compensation opportunities available to employees of the bank are influenced by general market conditions, specific responsibilities of the individual, and the individual's contributions to the success of the corporation. The bank strives to offer compensation that is competitive with that offered by employers of comparable size in the banking industry. The corporation strives to meet its strategic goals and objectives to its constituencies and to provide fair and meaningful compensation to its employees.

                      Salary and Personnel Committee
               Jere M. Coxon               Alan W. Dakey
               Gregory M. Kerwin           William G. Nelson
               Eugene F. Shaffer           Guy J. Snyder, Jr.

Compensation of Officers and Directors

     We show information below concerning the annual compensation for services in all capacities to the corporation for the fiscal years ended December 31, 1998, 1997 and 1996 of those persons who were, at December 31, 1998:

     o    the  Chief  Executive  Officer;  and

     o the four other most highly compensated executive officers of the corporation to the extent these persons' total annual salary and bonus exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                       Annual Compensation

(a)                    (b)       (c)         (d)         (e)
---------------------  --------- ----------- ----------  -------------
                                                         Other
                                                         Annual
                                                         Compen-
Name and                         Salary      Bonus       sation
Principal Position     Year      ($)(1)      ($)(2)      ($)

Eugene F. Shaffer      1998        10,000      4,167        --
 Chairman,             1997       132,000     31,113        --
 President and         1996        56,800      8,384        --
 Chief Executive
 Officer
---------------------  --------- -------- ----------  -------------
Alan W. Dakey,         1998       113,000     38,261        --
 Executive Vice        1997       108,000     36,965        --
 President and         1996       101,800     22,734        --
Chief Operating
Officer
---------------------  --------- -------- ----------  -------------



                          Long-Term Compensation
                                Awards                Payout
(a)                    (f)              (g)           (h)         (i)
---------------------  ---------------- ------------  ----------- ------------
                       Restricted                                 All other
                       Stock            Options/                  Compen
Name and               Awards           SARs          Payouts     sation
Principal Position     ($)              (#)           ($)         ($)(3)(4)(5)

Eugene F. Shaffer      --               --            --                 5,029
 Chairman,             --               --            --                25,026
 President and         --               --            --                13,423
 Chief Executive
 Officer
---------------------  ---------------- ------------  ----------- ------------
Alan W. Dakey,         --               --            --                16,997
 Executive Vice        --               --            --                16,202
 President and         --               --            --                14,929
Chief Operating
Officer
---------------------  ---------------- ------------  ----------- ------------

(1) Salary includes annual Board of Directors fees of $7,000 paid to Mr. Dakey in 1998 and $7,000 paid to Messrs. Shaffer and Dakey in 1997 and $6,800, paid to Messrs. Shaffer and Dakey in 1996.

(2) Mr. Shaffer's bonus includes a Directors bonus paid to Mr. Shaffer in 1998, 1997 and 1996 of $105, $1,738, and $884, respectively. Mr. Dakey's bonus includes a Directors bonus paid to Mr. Dakey in 1998, 1997 and 1996 of $1,155, $1,738, and $884, respectively.

(3) Includes life insurance premiums of $584, $1,566, and $1,541, paid by the Bank in 1998, 1997 and 1996, respectively, on behalf of Mr. Shaffer pursuant to life insurance maintained for executive officers. Includes premiums paid by the Bank in 1998, 1997 and 1996 for split dollar life insurance of $2,945, $4,710, and $4,383, respectively, on behalf of Mr. Shaffer. The Bank can recover the premium costs upon the death of Mr. Shaffer. Includes life insurance premiums of $1,097, $1,052 and $679, paid by the Bank in 1998, 1997 and 1996, respectively, on behalf of Mr. Dakey pursuant to life insurance maintained for executive officers.

(4) Includes $1,000, $18,750, and $7,500, contributed by the Bank to the Profit Sharing Retirement Plan on behalf of Mr. Shaffer in 1998, 1997 and 1996, respectively. Includes $10,600, $15,150 and $14,250, contributed by the Bank to the Profit Sharing Retirement Plan on behalf of Mr. Dakey in 1998, 1997 and 1996, respectively.

(5) Includes $500 contributed by the Bank to the ESOP on behalf of Mr. Shaffer in 1998. Includes $5,300 contributed by the Bank to the ESOP on behalf of Mr. Dakey in 1998.



Profit Sharing Retirement Plan

     The corporation does not have a pension plan. The bank, however, maintains the Employee Profit Sharing Retirement Plan, created in 1949 and restated in 1994, which covers all bank employees who accumulate at least 1,000 hours of service in a 12 month period beginning on the first day of employment. Eligible employees are entitled to receive a share of the bank's contribution to the Plan if they accumulate at least 1,000 hours of service during the plan year and are employed at the end of the year, December 31st.

     The annual contribution is determined by the Board of Directors of the bank and is contingent upon current or accumulative profits of the bank with the total amount of the annual contribution not to exceed 15% of the total eligible compensation paid by the bank to all participating employees. A participating employee's share of such annual contribution is allocated on the basis of the participating employee's eligible compensation up to $150,000 as compared to the total eligible compensation of all the participating employees. Participating employees are permitted to make after-tax contributions of no more than 10% or less than 3% of their eligible compensation. The contributions to the plan are to a trust fund that is administered by the bank's Trust Department. A participating employee is allocated a share of the net income of the trust fund and the increase or decrease in the fair market value of its assets on the basis of such employee's beginning of the plan year account balance, less any payments as compared to the total beginning account balances, less payments to all the participating employees. A notice of the account balance is given to participating employees annually.

     Distributions under the plan can be made to participating employees upon retirement, either normal or early retirement as defined in the plan, at death or disability of the participating employee or upon severing employment if either partially or fully vested. The plan provides for percentage vesting of 20% for the first full 3 years of service increasing annually thereafter to 100% vesting after 7 full years of participation. The plan provides for an accelerated vesting schedule in the event it becomes top-heavy.

     The corporation cannot determine the extent of the benefits that any participating employee may be entitled to receive under the plan on the date of termination of employment because the amount of the benefits is dependent, among other things, upon the future earnings of the bank, the future compensation of the participants and the future earnings of the plan's trust fund. As of December 31, 1998, the total market value of the Employee Profit Sharing Retirement Fund was approximately $3,588,878. There are 28,507 shares of Mid Penn Bancorp, Inc. common stock in the plan and the market value of these shares was $24.50 per share for a total of $698,421.

     Contributions paid to the plan by the bank were $174,010 and $258,462 for 1998 and 1997. The bank contributed $1,000 in 1998 to the plan for Mr. Shaffer, Chairman of the Board, President and Chief Executive Officer of the corporation. The bank contributed $10,600 in 1998 to the plan for Mr. Dakey, Executive Vice President of the corporation. As of March 1, 1999, Mr. Shaffer and Mr. Dakey have 29 years and 5 years, respectively, of credited service under the plan.

Employee Stock Ownership Plan

     Effective January 1, 1998, the Board of Directors adopted the Mid Penn Bank Employee Stock Ownership Plan for all employees of the bank and its subsidiaries who satisfy length of service requirements. Participants do not contribute to the plan. Each year the bank may, in its discretion, contribute to the ESOP. In 1998, the bank contributed $87,005 to the plan.

Certain Relationships and Related Transactions

     Neither the corporation nor the bank have entered into any material transactions, proposed or consummated, with any director or executive officer of Mid Penn Bancorp, Inc. or Mid Penn Bank, or any associate of the foregoing persons. The corporation and the bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers and their associates on comparable terms with similar interest rates as those prevailing from time to time for other customers.

     Total loans outstanding from the corporation and the bank at February 16, 1999, to Mid Penn Bancorp, Inc.'s officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more amounted to $1,510,678, or approximately 5.70% of the total equity capital of the bank. The Bank made these loans in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collection or present other unfavorable features.

     During 1998, Mr. Earl R. Etzweiler, Esquire, a Director of the corporation and the bank, served as solicitor of the corporation and of the Bank. During 1998, Mr. Etzweiler received fees of $28,975 from the bank for legal services rendered.

                             BENEFICIAL OWNERSHIP OF
                        MID PENN BANCORP'S STOCK HELD BY
                      PRINCIPAL SHAREHOLDERS AND MANAGEMENT


Principal Shareholders

     The following table sets forth, as of February 19, 1999, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the corporation's outstanding common stock, the number of shares beneficially owned by the person, and the percentage of the corporation's outstanding common stock so owned.


Title of Class    Name and Residential    Amount and Nature of
of Security       Address of Beneficial   Beneficial Ownership  Percent of Class
                       Owner

Common Stock      CEDE & Co                  332,349 shares           11.5%
                  P.O. Box 222
                  Bowling Green Station
                  New York, NY 10274


                                       15





Title of Class  Name and Residential      Amount and Nature of
of Security     Address of Beneficial    Beneficial Ownership   Percent of Class
                    Owner

Common Stock    NEBCO (1)                     324,076 shares          11.2%
                c/o Mid Penn Bank
                349 Union Street
                Millersburg, PA 17061

(1)      Shares held for various trust accounts.

Share Ownership by the Directors, Officers and Nominees

     The following table sets forth, as of February 19, 1999, and from information received from the respective individuals, the amount and percentage of the common stock beneficially owned by each director, executive officer and all officers and directors of Mid Penn Bancorp, Inc. as a group, excluding any fractional share holdings. The shares are individually held unless otherwise noted in a footnote.


                                      Amount and
                                      Nature of
Name of                               Beneficial                 Percent
Beneficial Owner                      Ownership (1)              of Class
----------------                      ---------                  --------

Jere M. Coxon                          33,452                     1.16%
Alan W. Dakey                           5,266(2)                  0.18%
Earl R. Etzweiler                     105,472                     3.65%
Gregory M. Kerwin                      13,101(3)                  0.45%
Charles F. Lebo                        31,083(4)                  1.07%
Warren A. Miller                       21,226(5)                  0.73%
William G. Nelson                      60,948(6)                  2.11%
Donald E. Sauve                         1,648(7)                  0.06%
Edwin D. Schlegel                      66,171(8)                  2.29%
Eugene F. Shaffer                     119,849(9)                  4.14%
Guy J. Snyder, Jr.                     80,772(10)                 2.79%
All Officers and Directors            541,278                    18.71%
as a Group (13 persons)


(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 1, 1999. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  Includes 4,666 shares held jointly by Mr. Dakey and his spouse.

                                       16




(3)  Shares held jointly by Mr. Kerwin and his spouse.

(4)  Includes 10,155 shares held jointly by Mr. Lebo and his spouse.

(5)  Shares held jointly by Mr. Miller and his spouse.

(6)  Includes 8,448 shares held by Mr. Nelson's spouse.

(7)Shares held jointly by Mr. Sauve and his spouse.

(8)  Shares held jointly by Mr. Schlegel and his spouse.

(9) Includes 6,031 shares held jointly by Mr. Shaffer and his spouse. Mr. Shaffer is trustee of seven trusts, held for the benefit of various family members, which hold a total of 44,888 shares.

(10) Includes 41,807 shares held jointly by Mr. Snyder and his spouse and 38,964 shares held individually by his spouse.


Compliance With Section 16(a) Reporting

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that officers and directors, and persons who own more than 10% of a registered class of Mid Penn's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the corporation with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of these forms, or written representations from certain reporting persons that no Forms 5 were required for those persons, Mid Penn Bancorp, Inc. believes that during the period from January 1, 1998, through December 31, 1998, its officers and directors complied with all applicable filing requirements, except that Messrs. Dakey and Trawitz each individually filed one late report for one transaction.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     A line graph is set forth below. The line graph compares the yearly dollar change in the cumulative total shareholder return on the corporation's common stock against the cumulative total return of the S&P 500 Stock Index and the Peer Group Index for the period of five fiscal years commencing January 1, 1994, and ending December 31, 1998. The shareholder return shown on the graph below is not necessarily indicative of future performance.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN (1)

                    1993      1994      1995      1996      1997      1998

Peer Group Total       100   1199.16   1383.18   1714.51   2362.12   2889.1
Peer Group Index    100.00    119.92    138.32     11.45    236.21   288.91

Mid Penn
Bancorp, Inc.       100.00    123.34    139.56    142.65    297.98   248.68

S&P 500
Total Return        100.00     99.26    139.31    171.21    228.26   293.36

S&P 500
Total Return Index  100.00     99.26    139.31    171.21    228.26   293.36

(1) The Peer Group for which information appears above includes the following companies: CNB Financial Corporation; Citizens & Northern Corporation; Citizens Financial Services, Inc.; Codorus Valley Bancorp, Inc.; Columbia Financial Corporation; Comm. Bancorp, Inc.; Norwood Financial Corporation; Penesco Financial Services, Corp.; Penns Woods Bancorp, Inc.; and Pioneer American Holding Company. These companies were selected based on four criteria: total assets between $150 million and $600 million; market capitalization greater than $15 million; headquarters located in Pennsylvania; and not quoted on NASDAQ.

                                    PROPOSALS

ELECTION OF CLASS A DIRECTORS.

         Nominees for election this year are:

         o         Gregory M. Kerwin (director since 1999)

         o         Warren A. Miller (director since 1991)

         o         Edwin D. Schlegel (director since 1991)

         o         Eugene F. Shaffer (director since 1991)

     The Board of Directors recommends a vote FOR the election of the 4 nominees as Class A Directors.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

     The Board of Directors of the corporation believes that Parente, Randolph's knowledge of Mid Penn Bancorp, Inc. and Mid Penn Bank is invaluable. Parente, Randolph advised us that none of its members has any financial interest in the corporation or the bank. Parente, Randolph has served as our independent auditors for the 1998 fiscal year. They assisted us with the preparation of our federal and state tax returns and provided assistance in connection with regulatory matters, charging for such services at its customary hourly billing rates. The corporation's and the bank's Board of Directors approved these non-audit services after due consideration of the accountants' objectivity and after finding them to be wholly independent.

     In the event that the shareholders do not ratify the selection of Parente, Randolph as independent auditors for the 1999 fiscal year, the Board of Directors may choose another accounting firm to provide independent public accountant/audit services for the 1999 fiscal year.

     The majority of shares present, in person or by proxy, and entitled to vote at the annual meeting, must vote in the affirmative to ratify Parente, Randolph as independent auditors for 1999.

     The Board of Directors recommends a vote FOR the ratification of Parente, Randolph, Orlando, Carey & Associates as independent auditors.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     Mr. Eugene F. Shaffer, Chairman of the Board, President and Chief Executive Officer of the Corporation and Mr. Alan W. Dakey, Executive Vice President of the Corporation, are members of the Board's Salary & Personnel Committee that performs the functions of a compensation committee. Messrs. Shaffer and Dakey do not participate in conducting their own reviews nor do they take part in determining their own compensation.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any shareholder who, in accordance with the corporation's Bylaws, wishes to submit a proposal for inclusion in the proxy statement for the 2000 Annual Meeting of Shareholders must deliver their proposal in writing to the Secretary of Mid Penn Bancorp, Inc. at its principal executive office, 349 Union Street, Millersburg, Pennsylvania 17061, not later than Tuesday, November 30, 1999.

              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders that properly may come before the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the persons named as proxy holders will vote the proxies in what they determine to be the best interest of Mid Penn Bancorp, Inc.

                             MID PENN BANCORP, INC.

                                      PROXY

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Roberta A. Hoffman, Randall
L. Klinger and Patricia A. Walter and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Mid Penn Bancorp, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Mid Penn Bank, 349 Union Street,
Millersburg, Pennsylvania 17061, on Tuesday, April 27, 1999 at 10:00 a.m., E.S.T., and at any adjournment or postponement thereof as follows:

1.   ELECTION OF CLASS A DIRECTORS TO SERVE FOR A 3-YEAR TERM.


     Gregory  M.  Kerwin,  Warren A.  Miller,  Edwin D.  Schlegel  and Eugene F.
     Shaffer

     The Board of Directors recommends a vote FOR these nominees.


 [    ]   FOR all nominees                    [    ]   WITHHOLD AUTHORITY
          listed above (except                         to vote for all nominees
          as marked to the contrary below)             listed above


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW)





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2.   RATIFICATION  OF THE  SELECTION  OF  PARENTE,  RANDOLPH,  ORLANDO,  CAREY &
     ASSOCIATES, CERTIFIED PUBLIC ACCOUNTANTS, OF WILKES-BARRE, PENNSYLVANIA, AS THE INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.


    [    ]  FOR               [    ]  AGAINST                    [    ] ABSTAIN


     The Board of Directors recommends a vote FOR this proposal.

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3.   In their  discretion,  the proxy  holders are  authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.







Dated: ______________________, 1999              ___________________________
                                                 Signature

                                                 ___________________________
                                                 Signature

Number of Shares Held of Record
on March 19, 1999













THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO MID PENN BANCORP, INC. IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.